Filed Pursuant to Rule 433
                                                         File No.: 333-132319-02


Free Writing Prospectus                          Date Prepared: Sept. 15th, 2006
--------------------------------------------------------------------------------
 Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2006-2
--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $525,833,000

                            Citicorp Trust Bank, fsb
                                   Originator
                               CitiMortgage, Inc.
                                    Servicer
                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor
                Citicorp Residential Mortgage Trust Series 2006-2
                                 Issuing Entity

-------------------------------------------------------------------------------------------------------------------------------
                                                           Initial
                                                            Credit
                                                         Enhancement           Ratings          WAL (Call/       Window (Call/
Tranche           Amount(1)      Int. Type / Class(2)        (%)           [Moody's / S&P]          Mat)(3)            Mat)(3)
-------------------------------------------------------------------------------------------------------------------------------
                                                         OFFERED CERTIFICATES
Class A-1        333,775,000    Fixed/Senior              13.00          Aaa         AAA         1.00/1.00          1-24/1-24
Class A-2         71,345,000    Fixed/Senior              13.00          Aaa         AAA         2.20/2.20         24-30/24-30
Class A-3        108,218,000    Fixed/Senior              13.00          Aaa         AAA         3.00/3.00         30-46/30-46
Class M-8          5,170,000    Fixed/Mezzanine            3.40          Baa1        BBB         5.40/5.61        37-97/37-115
Class M-9          7,325,000    Fixed/Mezzanine            2.55          Baa2        BBB-        5.40/5.51        37-97/37-109
-------------------------------------------------------------------------------------------------------------------------------
                                                        NON-OFFERED CERTIFICATES
Class A-4        105,137,000    Fixed/Senior              13.00          Aaa         AAA         5.00/5.00         46-83/46-83
Class A-5         56,237,000    Fixed/Senior              13.00          Aaa         AAA        8.01/10.94        83-97/83-200
Class A-6         74,968,000    Fixed/Senior/Lockout      13.00          Aaa         AAA         6.37/6.55        38-97/38-198
Class M-1         21,973,000    Fixed/Mezzanine           10.45          Aa1         AA+         5.41/5.91        38-97/38-158
Class M-2         19,388,000    Fixed/Mezzanine            8.20          Aa2          AA         5.41/5.87        37-97/37-150
Class M-3         10,771,000    Fixed/Mezzanine            6.95          Aa3         AA-         5.40/5.83        37-97/37-141
Class M-4          7,755,000    Fixed/Mezzanine            6.05           A1          A+         5.40/5.79        37-97/37-136
Class M-5          7,755,000    Fixed/Mezzanine            5.15           A2          A          5.40/5.76        37-97/37-131
Class M-6          5,170,000    Fixed/Mezzanine            4.55           A3          A-         5.40/5.71        37-97/37-125
Class M-7          4,740,000    Fixed/Mezzanine            4.00          Baa1        BBB+        5.40/5.67        37-97/37-120
-------------------------------------------------------------------------------------------------------------------------------

(1)  Certificate sizes are subject to change (+/- 5%).

(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date;

(3)  Based on Pricing Speed.


Transaction Overview:
---------------------

   Lead Manager:  Citigroup Global Markets Inc.         Expected Pricing Date:  September 21, 2006
Rating Agencies:  Moodys/S&P                         Expected Settlement Date:  [September 28, 2006]
        Trustee:  U.S. Bank, N.A.                          Trust Administrator  CitiMortgage, Inc.
                                                   SEC Registration Statement:  No. 333-132319



                                [OBJECT OMITTED]]

CRMSI 2006-2

                               For Further Information:
                               ------------------------

     Mortgage Finance                  MBS Trading                  MBS Structuring
 Joel Katz (212) 723-6508    Steve Weinstein (212) 723-6325   Shekhar Shah (212) 723-5386
Taruna Reddy (212) 723-6748  Supriya Bajoria (212) 723-6325      Tai Wu (212) 723-5859
Matt Fallon (212) 723-6334                                    Noel Doromal (212) 723-9026
 Ranie Guo (212) 723-6557


*All numbers are preliminary and subject to change.

The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated August 28, 2006 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        2
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------


Title of the Securities:      Citicorp Residential Mortgage Securities, Inc.,
                              REMIC Pass-Through Certificates, Series 2006-2.

The Certificates:             Approximately $525,833,000 Offered Certificates.
                              The Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                    Citicorp Residential Mortgage Securities, Inc.

Lead Underwriter:             Citigroup Global Markets Inc.

Co-Manager:                   Credit Suisse.

Trust Administrator:          CitiMortgage, Inc.

Originator:                   Citicorp Trust Bank, fsb

Servicer:                     CitiMortgage, Inc.

Trustee:                      U.S. Bank, N.A.

Settlement Date:              On or about September 28, 2006.

Distribution Date:            Distribution of principal and interest on the
                              certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in October 2006.

Offered Certificates:         Classes A-1, A-2, and A-3 Certificates and Classes
                              M-8 and M-9 Certificates will be offered.

Class A Certificates:         Classes A-1, A-2, A-3, A-4, A-5 and A-6
                              Certificates.

Non-Offered Certificates:     Classes A-4, A-5, A-6, M-1, M-2, M-3, M-4, M-5,
                              M-6, M-7, CE and R Certificates.

Mezzanine Certificates        Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and
                              M-9 Certificates.

Fixed-Rate Certificates:      Class A and Mezzanine Certificates.

Subordinate Certificates:     Mezzanine Certificates and Class CE Certificates.

Cut-Off Date:                 September 1, 2006.

Payment Delay:                Fixed-Rate Certificates have a 24-day delay.

Day Count:                    Fixed-Rate Certificates are 30/360.

Administrative Fees:          The sum of Servicing Fee, Trust Administrator Fee
                              and Trustee Fee is equal to 0.50%.

Legal Final Maturity:         For all Classes the legal final maturity is
                              expected to be the Distribution Date occurring in September 2036.

Structure:                    Senior/Subordinate/Overcollateralization

Pricing Speed:                4% to 23% CPR for months 1 to 12 and 23% CPR
                              thereafter

Mortgage Pool:                As of the Cut-off Date, the Mortgage Pool consists
                              of approximately [5,396] fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately
                              $[861,702,025.14] as of the Cut-off Date.

                              Approximately [ 96.89]% of the mortgage loans are Equity Builder loans. A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        3
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------
                              personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the cut-off date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                              Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                              [82.38]% of the mortgage loans make bi-weekly payments. [10.27]% of the mortgage loans make monthly payments. [7.35]% of the mortgage loans make semi-monthly payments.

                              Approximately [39.29]% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48 provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                              The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:            For each Mortgage Loan the applicable Mortgage
                              Rate less the aggregate rate at which the Administrative Fees accrue.

Net WAC Rate:                 For any Distribution Date, the Net WAC Rate will
                              equal the weighted average Net Mortgage Rates of the Mortgage Loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                              For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate Carryover        On any Distribution Date, the excess, if any, of
Amount:                       (i) the amount of interest the related
                              Certificates would have accrued for such Distribution Date based on its respective Coupon
                              Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior
                              Distribution Date plus interest accrued thereon at the related Coupon Rate for the most recent
                              Interest Accrual Period.

Pass-Through Rate:            For any Distribution Date the Pass-Through Rate
                              will be the lesser of (i) the Coupon Rate and (ii)
                              Net WAC Rate.

Interest Accrual Period:      The Interest Accrual Period for any Distribution
                              Date and each class of Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and each such Interest Accrual Period will be deemed to be 30 days regardless of its actual length.

Interest Carry Forward        The Interest Carry Forward Amount with respect to
Amount:                       any class of Fixed-Rate Certificates and any
                              Distribution Date will be equal to the amount, if any, by which the interest due for that class of


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        4
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------
                              Certificates for the immediately preceding
                              Distribution Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of Certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related Pass Through Rate on such class of Certificates for the most recently ended Interest Accrual Period.

Excess Interest:              Excess Interest, to the extent it is not used for
                              other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate
                              Carryover Amounts to the Certificates.

Available Funds:              For any Distribution Date, the sum, net of amounts
                              payable or reimbursable therefrom to the Servicer, the Trust Administrator, or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due
                              Period and received by the Servicer; (ii) unscheduled payments in respect of the Mortgage
                              Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related prepayment period or proceeds from the repurchase of the Mortgage Loans due to the Optional
                              Termination of the Trust); (iii) all interest advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period                    The Due Period for any Distribution Date is the
                              period commencing on the first day of the month preceding the month in which such Distribution
                              Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Prepayment Period:            The Prepayment Period for any Distribution Date is
                              the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

Principal Remittance          For any Distribution Date, an amount equal to the
Amount:                       aggregate of:

                                  (i)     the principal portion of all monthly
                                          payments on the Mortgage Loans during
                                          the related Prepayment Period;

                                  (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

                                  (iii)   the principal portion of all other
                                          unscheduled collections, including
                                          insurance proceeds, liquidation
                                          proceeds and all full and partial
                                          Principal Prepayments, received during
                                          the related Prepayment Period net of
                                          reimbursements, including
                                          reimbursements to the trustee and the
                                          servicer, to the extent applied as
                                          recoveries of principal on the
                                          Mortgage Loans.

Principal Distribution        On any Distribution Date, the lesser of (i) the
Amount:                       outstanding Certificate Principal Balance of the
                              Class A Certificates and Mezzanine Certificates and (ii) the Principal Remittance Amount plus any Overcollateralization Increase Amount minus any
                              Overcollateralization Reduction Amount.

Class A Principal             With respect to any Distribution Date prior to the
Distribution Amount:          Stepdown Date or on which a Trigger Event is in
                              effect, 100% of the principal received on the Mortgage Loans (taking into account the Overcollateralization Increase Amount for such
                              Distribution Date minus the Overcollateralization
                              Reduction Amount for such Distribution Date). With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over
                              (ii) the lesser of (a) approximately 74.00% of the outstanding principal balance of the Mortgage
                              Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related
                              Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                              Date.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        5
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------
                              All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, and sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout             With respect to any Distribution Date, the product
Distribution Amount:          of (a) the Class A-6 Lockout Percentage for that
                              Distribution Date and (b) the Class A-6 Pro Rata
                              Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution
                              Amount for a Distribution Date exceed the Class A
                              Principal Distribution Amount or the Certificate
                              Principal Balance of the Class A-6 Certificates immediately prior to that Distribution Date.

Class A-6 Lockout             For each Distribution Date will be as follows:
Percentage:

                                            Period        Lockout Percentage
                                            ------        ------------------
                                            1 to 36               0%
                                           37 to 60              45%
                                           61 to 72              80%
                                           73 to 84             100%
                                      85 and thereafter         300%

Class A-6 Pro Rata            With respect to any Distribution Date, an amount
Distribution Amount:          equal to the product of (a) a fraction, the
                              numerator of which is the Certificate Principal
                              Balance of the Class A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate
                              Principal Balance of the Class A Certificates, immediately prior to that Distribution Date and
                              (b) the Class A Principal Distribution Amount.

Class M Principal             The Mezzanine Certificates will NOT receive any
Distribution Amount:          principal payments prior to the Stepdown Date or
                              after the Stepdown Date if a Trigger Event is in effect unless the aggregate Certificate Principal
                              Balance of the Class A Certificates has been reduced to zero. For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal
                              Balance of all more senior Certificates after distribution of all more senior Principal
                              Distribution Amounts on the related Distribution
                              Date and (b) the outstanding Certificate Principal
                              Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificate's
                              Initial Enhancement Percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage
                              Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

Senior Enhancement            For any Distribution Date, the percentage obtained
Percentage:                   by dividing
                              (x) the sum of:
                                  (i)  the aggregate outstanding Certificate
                                       Principal Balance of the Class M
                                       Certificates, and
                                  (ii) the Overcollateralization Amount, after
                                       taking into account the distribution of
                                       the Principal Remittance Amount on such
                                       Distribution Date by
                              (y) the aggregate principal balance of the
                                  Mortgage Loans as of the last day of the
                                  related Due Period.
Priority of
Distributions:                On each Distribution Date, Available Funds will be
                              distributed as follows:
                              1.   To pay interest on the Class A Certificates
                                   pro-rata based on the entitlement of such class, including any unpaid accrued Interest Carry Forward Amounts from a prior Distribution Date, and then, excluding any accrued Interest Carry Forward Amounts from prior Distribution Dates, to pay interest to the Mezzanine Certificates, sequentially.
                              2.   To the extent of the Principal Distribution
                                   Amount, to the Class A Certificates, an
                                   amount up to the Class A Principal
                                   Distribution Amounts as applicable for the Distribution Date.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        6
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------
                              3. To the extent of the remaining Principal Distribution Amount, to the Mezzanine Certificates, sequentially, to pay the respective Class M Principal Distribution Amount until the respective Mezzanine Certificate principal balance has been reduced to zero.
                              4.   To pay the Interest Carry Forward Amounts to
                                   the Mezzanine Certificates, sequentially.
                              5.   To pay back applied realized losses allocated
                                   to the Mezzanine Certificates, sequentially.
                              6. To pay the Net WAC Rate Carryover Amounts, first, to the Class A Certificates, on a pro-rata basis, then sequentially, to the Mezzanine Certificates.
                              7. To pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

Optional Termination:         10% cleanup call based on the Cut-off Date
                              Principal Balance of the Mortgage Loans.

Stepdown Date:                The earlier to occur of:
                              (i) the Distribution Date on which the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates is zero, and
                              (ii) the later to occur of:
                                   (x) the Distribution Date in October 2009 and
                                   (y) the first Distribution Date on which the
                              Senior Enhancement Percentage (calculated for this purpose only using the Certificate Principal
                              Balance of each class of certificates immediately prior to such distribution date) is greater than or equal to two times the Class A Initial
                              Enhancement Percentage.

Trigger Event:                The continuance of either a Delinquency Trigger or
                              a Cumulative Loss Trigger.

Cumulative Loss Trigger:      A "Cumulative Loss Trigger" shall have occurred
                              and be continuing if cumulative losses from the Cut-Off Date exceed the indicated %:

                              Distribution Date Occurring in          Percentage
                              ------------------------------          ----------

                              October 2008 through September 2009       [0.70]%

                              October 2009 through September 2010       [1.55]%

                              October 2010 through September 2011       [2.65]%

                              October 2011 through September 2012       [3.50]%

                              October 2012 and thereafter               [4.15]%


Delinquency Trigger:          A "Delinquency Trigger" shall have occurred and be
                              continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are
                              (a) 60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the Mortgage
                              Loans as of the last day of the related Due Period exceeds [50]% of the Senior Enhancement
                              Percentage.

Credit                        Credit Enhancement for the Certificates will be
Enhancement:                  provided in the form of excess interest,
                              overcollateralization and subordination.

Credit Enhancement            The percentage obtained by dividing (x) the
Percentage:                   aggregate Certificate Principal Balance of each
                              class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        7
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------
                            ----------------------------------------------------
                                     Initial             Stepdown Date
                                   Enhancement   Targeted Credit Enhancement
                            Class  Percentage             Percentage
                            ====================================================
                             A       13.00%                  2x
                                                (Initial Enhancement Percentage)
                            M-1      10.45%                  2x
                                                (Initial Enhancement Percentage)
                            M-2      8.20%                   2x
                                                (Initial Enhancement Percentage)
                            M-3      6.95%                   2x
                                                (Initial Enhancement Percentage)
                            M-4      6.05%                   2x
                                                (Initial Enhancement Percentage)
                            M-5      5.15%                   2x
                                                (Initial Enhancement Percentage)
                            M-6      4.55%                   2x
                                                (Initial Enhancement Percentage)
                            M-7      4.00%                   2x
                                                (Initial Enhancement Percentage)
                            M-8      3.40%                   2x
                                                (Initial Enhancement Percentage)
                            M-9      2.55%                   2x
                                                (Initial Enhancement Percentage)
                            ----------------------------------------------------

Overcollateralization         For any Distribution Date the excess, if any, of
Amount:                       (a) the aggregate principal balance of the
                              mortgage loans as of the last day of the related
                              Due Period (after giving effect to scheduled payments of principal due during the related Due
                              Period, to the extent received, and unscheduled collections of principal received during the related Prepayment Period) over (b) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates and the Mezzanine Certificates (after taking into account the distributions of the amounts described in clauses (i) through (iii) of the definition of Principal Remittance Amount on the related Distribution Date).

Overcollateralization         An Overcollateralization Increase Amount with
Increase Amount:              respect to any Distribution Date equals the lesser
                              of (a) the Excess Interest for such Distribution
                              Date and (b) the amount, if any, by which the Targeted Overcollateralization Amount exceeds the
                              Overcollateralization Amount on such Distribution
                              Date (calculated for this purpose only after assuming that 100% of the Principal Remittance
                              Amount on such Distribution Date has been distributed).

Overcollateralization         An Overcollateralization Reduction Amount with
Reduction Amount:             respect to any Distribution Date is the lesser of
                              (a) the Principal Remittance Amount on such
                              Distribution Date and (b) the excess, if any, of
                              (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal
                              Remittance Amount on such Distribution Date has been distributed) over (ii) the Targeted
                              Overcollateralization Amount for such Distribution
                              Date.

Targeted                      As of any Distribution Date, the Targeted
Overcollateralization Amount: Overcollateralization Amount (a) prior to the
                              Stepdown Date, is an amount equal to approximately
                              2.55% of the principal balance of the Mortgage
                              Loans as of the Cut-off Date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 5.10% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off Date; and (c) on or after the Stepdown
                              Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses:         Realized Losses on the Mortgage Loans will be
                              allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the
                              Certificate Principal Balance of each Mezzanine
                              Certificate has been reduced to zero. The Pooling and Servicing Agreement does not permit the allocation of realized losses on the Mortgage
                              Loans to the Class A Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the Mortgage
                              Loans to distribute to the Class A Certificates all principal and interest amounts to which such certificates are then entitled.

Advances:                     Subject to certain limitations, the Servicer
                              intends to advance delinquent payments of interest on the Mortgage Loans. The Servicer has no obligation to advance delinquent payments of principal.

Compensating Interest:        The Servicer is obligated to offset any prepayment
                              interest shortfalls for the related period, on any Distribution Date, with Compensating Interest.
                              Compensating Interest will be limited to an


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        8
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                              Transaction Overview
--------------------------------------------------------------------------------
                              amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA Considerations:         Subject to the considerations contained in the
                              core prospectus and prospectus, the Offered
                              Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA
                              Plan's acquisition and ownership of the Offered
                              Certificates.

SMMEA Considerations:         The Class A, Class M-1, Class M-2 and Class M-3
                              Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 (SMMEA)."

Minimum Denominations:        $100,000 and multiples of $1 in excess thereof.

Form of Registration:         All Offered Certificates will be issued in
                              book-entry form through DTC.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not        9
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

--------------------------------------------------------------------------------
              Sensitivity Analysis - To 10% Optional Termination*
--------------------------------------------------------------------------------
                                    50%        100%          150%          200%
-------------------------------------------------------------------------------
         A1
         WAL                       1.76        1.00          0.71          0.56
  Principal Window                1 - 43      1 - 24        1 - 16        1 - 12
Principal Window End               Apr10       Sep08         Jan08        Sep07

         A2
         WAL                       4.12        2.20          1.50          1.13
  Principal Window                43 - 56     24 - 30       16 - 20      12 - 15
Principal Window End               May11       Mar09         May08        Dec07

         A3
         WAL                       6.03        3.00          1.95          1.45
  Principal Window                56 - 98     30 - 46       20 - 27      15 - 20
Principal Window End               Nov14       Jul10         Dec08        May08

-------------------------------------------------------------------------------

         A4
         WAL                       11.00       5.00          2.67          1.93
  Principal Window               98 - 166     46 - 83       27 - 46      20 - 27
Principal Window End               Jul20       Aug13         Jul10        Dec08

         A5
         WAL                       13.83       8.01          4.62          2.42
  Principal Window               166 - 166    83 - 97       46 - 64      27 - 32
Principal Window End               Jul20       Oct14         Jan12        May09

         A6
         WAL                       7.51        6.37          5.08          3.27
  Principal Window               37 - 166     38 - 97       45 - 64      32 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10
-------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       10
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

--------------------------------------------------------------------------------
              Sensitivity Analysis - To 10% Optional Termination*
--------------------------------------------------------------------------------
                                    50%        100%          150%          200%
-------------------------------------------------------------------------------
         M1
         WAL                       9.52        5.41          4.14          3.83
  Principal Window               59 - 166     38 - 97       42 - 64      46 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M2
         WAL                       9.52        5.41          4.05          3.83
  Principal Window               59 - 166     37 - 97       41 - 64      46 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M3
         WAL                       9.52        5.40          4.00          3.73
  Principal Window               59 - 166     37 - 97       40 - 64      44 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M4
         WAL                       9.52        5.40          3.98          3.63
  Principal Window               59 - 166     37 - 97       39 - 64      42 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M5
         WAL                       9.52        5.40          3.95          3.55
  Principal Window               59 - 166     37 - 97       39 - 64      41 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M6
         WAL                       9.52        5.40          3.95          3.51
  Principal Window               59 - 166     37 - 97       39 - 64      41 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M7
         WAL                       9.52        5.40          3.92          3.45
  Principal Window               59 - 166     37 - 97       38 - 64      40 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10
--------------------------------------------------------------------------------
         M8
         WAL                       9.52        5.40          3.91          3.43
  Principal Window               59 - 166     37 - 97       38 - 64      39 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10

         M9
         WAL                       9.52        5.40          3.91          3.38
  Principal Window               59 - 166     37 - 97       38 - 64      39 - 46
Principal Window End               Jul20       Oct14         Jan12        Jul10
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       11
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

--------------------------------------------------------------------------------
                       Sensitivity Analysis - To Maturity*
--------------------------------------------------------------------------------
                                    50%        100%          150%          200%
-------------------------------------------------------------------------------
         A1
         WAL                      1.76         1.00          0.71         0.56
  Principal Window               1 - 43       1 - 24        1 - 16        1 - 12
Principal Window End              Apr10        Sep08         Jan08        Sep07

         A2
         WAL                      4.12         2.20          1.50         1.13
  Principal Window               43 - 56      24 - 30       16 - 20      12 - 15
Principal Window End              May11        Mar09         May08        Dec07

         A3
         WAL                      6.03         3.00          1.95         1.45
  Principal Window               56 - 98      30 - 46       20 - 27      15 - 20
Principal Window End              Nov14        Jul10         Dec08        May08
-------------------------------------------------------------------------------

         A4
         WAL                      11.01        5.00          2.67         1.93
  Principal Window               98 - 172     46 - 83       27 - 46      20 - 27
Principal Window End              Jan21        Aug13         Jul10        Dec08

         A5
         WAL                      17.25        10.94         5.14         2.42
  Principal Window               172 - 252    83 - 200      46 - 140     27 - 32
Principal Window End              Sep27        May23         May18        May09

         A6
         WAL                      7.53         6.55          6.38         4.28
  Principal Window               37 - 250     38 - 198      45 - 138    32 - 101
Principal Window End              Jul27        Mar23         Mar18       Feb15
-------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       12
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

--------------------------------------------------------------------------------
                       Sensitivity Analysis - To Maturity*
--------------------------------------------------------------------------------
                                    50%        100%          150%          200%
-------------------------------------------------------------------------------
         M1
         WAL                       10.09        5.91          4.48         4.62
  Principal Window               59 - 231     38 - 158      42 - 107     50 - 77
Principal Window End               Dec25        Nov19         Aug15       Feb13

         M2
         WAL                       10.07        5.87          4.37         4.17
  Principal Window               59 - 225     37 - 150      41 - 101     46 - 73
Principal Window End               Jun25        Mar19         Feb15       Oct12

         M3
         WAL                       10.03        5.83          4.29         3.94
  Principal Window               59 - 218     37 - 141       40 - 95     44 - 68
Principal Window End               Nov24        Jun18         Aug14       May12

         M4
         WAL                       10.00        5.79          4.25         3.82
  Principal Window               59 - 212     37 - 136       39 - 91     42 - 65
Principal Window End               May24        Jan18         Apr14       Feb12

         M5
         WAL                       9.96         5.76          4.19         3.73
  Principal Window               59 - 207     37 - 131       39 - 87     41 - 63
Principal Window End               Dec23        Aug17         Dec13       Dec11

         M6
         WAL                       9.91         5.71          4.16         3.66
  Principal Window               59 - 200     37 - 125       39 - 83     41 - 60
Principal Window End               May23        Feb17         Aug13       Sep11

         M7
         WAL                       9.86         5.67          4.10         3.59
  Principal Window               59 - 195     37 - 120       38 - 80     40 - 57
Principal Window End               Dec22        Sep16         May13       Jun11
--------------------------------------------------------------------------------

         M8
         WAL                       9.79         5.61          4.05         3.54
  Principal Window               59 - 189     37 - 115       38 - 77     39 - 55
Principal Window End               Jun22        Apr16         Feb13       Apr11

         M9
         WAL                       9.65         5.51          3.98         3.44
  Principal Window               59 - 182     37 - 109       38 - 72     39 - 52
Principal Window End               Nov21        Oct15         Sep12       Jan11
--------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       13
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                --------------------------------------------------
                       ASSUMED MONTHLY EXCESS INTEREST (%)
                --------------------------------------------------
                       Excess             Excess            Excess
                Pd    Interest    Pd     Interest    Pd    Interest
                --------------------------------------------------
                1       2.33      34       2.18      67      2.12
                2       2.34      35       2.18      68      2.12
                3       2.34      36       2.18      69      2.12
                4       2.34      37       2.18      70      2.12
                5       2.34      38       2.16      71      2.12
                6       2.35      39       2.16      72      2.12
                7       2.35      40       2.16      73      2.12
                8       2.35      41       2.15      74      2.11
                9       2.36      42       2.15      75      2.11
                10      2.36      43       2.15      76      2.11
                11      2.37      44       2.14      77      2.11
                12      2.37      45       2.14      78      2.11
                13      2.38      46       2.13      79      2.11
                14      2.38      47       2.13      80      2.10
                15      2.39      48       2.13      81      2.10
                16      2.39      49       2.13      82      2.10
                17      2.40      50       2.13      83      2.10
                18      2.40      51       2.13      84      2.10
                19      2.41      52       2.13      85      2.10
                20      2.41      53       2.13      86      2.09
                21      2.22      54       2.13      87      2.09
                22      2.18      55       2.13      88      2.08
                23      2.18      56       2.13      89      2.08
                24      2.19      57       2.13      90      2.07
                25      2.18      58       2.13      91      2.07
                26      2.18      59       2.13      92      2.07
                27      2.18      60       2.13      93      2.06
                28      2.18      61       2.13      94      2.06
                29      2.18      62       2.13      95      2.06
                30      2.18      63       2.13      96      2.05
                31      2.18      64       2.13      97      2.05
                32      2.18      65       2.13
                33      2.18      66       2.12
                --------------------------------------------------
                Assumptions:
                1. Run at Pricing Speed
                2. Calculated 30/360
                3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       14
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                      --------------------------------------
                                    BREAKEVEN
                      --------------------------------------
                      Class  CDR BE RATE   WAL      Cum Loss
                      --------------------------------------
                       M-1         14.20   10.28     14.66
                       M-2         11.61   11.24     12.67
                       M-3         10.28   12.88     11.55
                       M-4          9.37   13.86     10.75
                       M-5          8.50   14.21      9.95
                       M-6          7.94   15.28      9.42
                       M-7          7.43   15.56      8.92
                      --------------------------------------
                       M-8          6.92   15.53      8.41
                       M-9          6.38   15.02      7.86
                      --------------------------------------


Assumptions:
1. Run at Pricing Speed to maturity
2. Assumes deal does not step-down
3. 40% Loss Severity
4. 6 month recovery lag
5  Scheduled interest is advanced on every loan
6. CDRs are approximate
7. Settlement Date is September 28, 2006.
8. Breakeven CDR is last CDR without the Class taking a loss.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       15
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2


-------------------------------------------------------------------------------------------------------------------------------
                                                    Aggregate Collateral: Summary
-------------------------------------------------------------------------------------------------------------------------------
                                     Statistics for the Mortgage Loans listed below are based on
                                                       Cut-Off Date balances.
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Minimum              Maximum
                                                                                            -------              -------
Current Principal Balance:                                        $861,702,025.14
Number of Mortgage Loans:                                              5,396
Average Scheduled Principal Balance:                                $159,692.74            $14,186.79          $887,573.90
Weighted Average Gross Coupon (1):                                    8.561%                 5.500%              12.716%
Weighted Average Original Credit Score (2):                             690                   415                  851
Weighted Average LTV Ratio (3) :                                      77.84%                 7.73%               100.00%
Weighted Average Combined LTV Ratio (4) :                             78.21%                 7.73%               100.00%
Weighted Average Scheduled Remaining Term:                          337 Months             53 Months           360 Months
Weighted Average Amortized Remaining Term(5):                       250 Months             49 Months           360 Months
Weighted Average Original Term:                                     341 Months             60 Months           360 Months
Weighted Average Seasoning:                                          4 Months               0 Months            7 Months
Percent Interest Only Loans:                                           0.00%
Percent Second Liens:                                                  0.00%
Percent of First Lien with Silent Seconds:                             3.68%
Weighted Average Debt-To-Income Ratio:                                43.15%                 0.10%               69.55%
-------------------------------------------------------------------------------------------------------------------------------

     (1) The Gross Mortgage Rate shown is after the 0.25% Equity Builder discount, where applicable
     (2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)
     (3)  LTV = Principal Balance at Origination / property value at origination
     (4) Combined LTV = Principal Balance at Origination+ Balance of any known Silent Second Lien (as applicable) / property value at origination
     (5) The Amortizing Remaining Term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       16
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                                      Product Type of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
        Product Type            Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Fixed-Rate, Daily Simple
Interest                          5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------



                                    Original Balance of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
Range of Original Balances    Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
($)                             Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
15,077.13 - 25,000.00                16         338,336.33       0.04        8.175        701      45.94
25,000.01 - 50,000.00               209       8,230,965.36       0.96        8.542        668      60.90
50,000.01 - 75,000.00               539      34,194,388.72       3.97        8.615        680      72.79
75,000.01 - 100,000.00              764      66,626,210.92       7.73        8.694        681      76.39
100,000.01 - 125,000.00             800      89,563,546.09      10.39        8.640        686      78.27
125,000.01 - 150,000.00             682      92,719,088.30      10.76        8.642        689      79.37
150,000.01 - 175,000.00             548      88,178,739.95      10.23        8.661        688      78.91
175,000.01 - 200,000.00             460      85,786,310.53       9.96        8.603        689      79.18
200,000.01 - 225,000.00             299      63,032,568.41       7.31        8.511        695      77.98
225,000.01 - 250,000.00             269      63,625,915.21       7.38        8.450        692      76.31
250,000.01 - 275,000.00             184      47,885,050.19       5.56        8.560        689      79.79
275,000.01 - 300,000.00             156      44,557,969.70       5.17        8.393        698      77.20
300,000.01 - 325,000.00             109      33,840,548.51       3.93        8.487        690      77.57
325,000.01 - 350,000.00             105      35,267,223.93       4.09        8.550        692      80.31
350,000.01 - 375,000.00              65      23,476,501.03       2.72        8.547        690      80.00
375,000.01 - 400,000.00              56      21,640,131.47       2.51        8.581        693      83.48
400,000.01 - 450,000.00              71      29,799,987.12       3.46        8.372        706      81.12
450,000.01 - 500,000.00              33      15,497,510.41       1.80        8.235        714      77.03
500,000.01 - 550,000.00              21      10,892,621.63       1.26        8.119        716      81.55
550,000.01 - 600,000.00               4       2,262,670.44       0.26        8.479        678      81.98
600,000.01 - 650,000.00               2       1,269,007.38       0.15        9.083        671      90.63
650,000.01 - 700,000.00               1         675,807.89       0.08        8.391        744      89.36
700,000.01 - 750,000.00               2       1,453,351.72       0.17        8.382        660      54.83
850,000.01 - 892,071.57               1         887,573.90       0.10        7.336        706      71.37
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The average original balance of the mortgage loans, as of the cut-off date, is $160,753.19.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       17
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                      Current Balance of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Current Balance ($)             Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
14,186.79 - 25,000.00                18         385,780.31       0.04        8.179        700      45.20
25,000.01 - 50,000.00               215       8,542,791.43       0.99        8.522        669      60.43
50,000.01 - 75,000.00               559      35,904,640.04       4.17        8.588        682      72.62
75,000.01 - 100,000.00              756      66,536,472.93       7.72        8.698        681      76.50
100,000.01 - 125,000.00             805      90,690,901.80      10.52        8.642        686      78.47
125,000.01 - 150,000.00             677      92,581,278.09      10.74        8.643        689      79.42
150,000.01 - 175,000.00             544      87,981,565.97      10.21        8.663        688      78.90
175,000.01 - 200,000.00             461      86,351,591.68      10.02        8.582        690      78.88
200,000.01 - 225,000.00             298      63,217,008.40       7.34        8.532        694      78.27
225,000.01 - 250,000.00             267      63,503,389.33       7.37        8.467        691      76.33
250,000.01 - 275,000.00             184      48,321,724.07       5.61        8.500        693      78.75
275,000.01 - 300,000.00             153      44,010,552.45       5.11        8.447        694      78.14
300,000.01 - 325,000.00             105      32,818,260.61       3.81        8.484        689      77.83
325,000.01 - 350,000.00             104      35,089,448.40       4.07        8.518        695      80.35
350,000.01 - 375,000.00              63      22,878,127.08       2.65        8.579        689      80.42
375,000.01 - 400,000.00              55      21,345,168.13       2.48        8.619        690      83.34
400,000.01 - 450,000.00              70      29,502,070.02       3.42        8.327        707      80.00
450,000.01 - 500,000.00              32      15,098,352.36       1.75        8.259        713      79.01
500,000.01 - 550,000.00              22      11,486,776.21       1.33        8.127        720      81.18
550,000.01 - 600,000.00               2       1,170,384.94       0.14        8.962        604      86.61
600,000.01 - 650,000.00               2       1,269,007.38       0.15        9.083        671      90.63
650,000.01 - 700,000.00               1         675,807.89       0.08        8.391        744      89.36
700,000.01 - 750,000.00               2       1,453,351.72       0.17        8.382        660      54.83
850,000.01 - 887,573.90               1         887,573.90       0.10        7.336        706      71.37
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The average current balance of the mortgage loans, as of the cut-off date, is $159,692.74.



                    Gross Mortgage Rate of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Gross Mortgage Rate (%)         Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
5.500 - 6.000                         1         143,425.70       0.02        5.500        755      55.49
6.001 - 6.500                         3         319,099.23       0.04        6.290        711      53.81
6.501 - 7.000                        29       4,205,206.59       0.49        6.858        743      59.25
7.001 - 7.500                       622      95,528,022.29      11.09        7.333        736      63.76
7.501 - 8.000                     1,086     185,605,545.23      21.54        7.732        733      64.35
8.001 - 8.500                       863     139,348,696.39      16.17        8.264        711      77.48
8.501 - 9.000                     1,117     183,342,341.58      21.28        8.734        687      85.08
9.001 - 9.500                       692     111,835,789.41      12.98        9.213        656      86.09
9.501 - 10.000                      462      66,830,857.45       7.76        9.732        627      90.59
10.001 - 10.500                     336      48,404,936.32       5.62       10.213        611      94.50
10.501 - 11.000                     156      21,560,437.60       2.50       10.687        591      93.77
11.001 - 11.500                      24       3,630,099.16       0.42       11.190        568      89.64
11.501 - 12.000                       3         343,142.71       0.04       11.554        550      89.52
12.001 - 12.500                       1         493,664.28       0.06       12.096        508      85.15
12.501 - 12.716                       1         110,761.20       0.01       12.716        527      92.39
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average gross mortgage rate of the mortgage loans, as of the cut-off date, is 8.561%.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       18
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                 Original Term to Maturity of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
Original Term to Maturity     Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
(Months)                        Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
60 - 240                            875      97,138,267.94      11.27        8.252        703      66.78
241 - 300                            99      14,571,604.65       1.69        8.249        706      72.12
301 - 360                         4,422     749,992,152.55      87.04        8.608        688      79.80
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average original term to maturity of the mortgage loans, as of the cut-off date, is 341 months.


                Remaining Term to Maturity of the Mortgage Loans

                                                                                             Weighted
                              Number                        % of       Weighted   Weighted   Average
                                of         Aggregate      Aggregate    Average    Average    Combined
Remaining Term to Maturity   Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
(Months)                       Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
53 - 59                               4         193,236.00       0.02        8.243        651      69.77
60 - 240                            871      96,945,031.94      11.25        8.252        703      66.78
241 - 300                            99      14,571,604.65       1.69        8.249        706      72.12
301 - 360                         4,422     749,992,152.55      87.04        8.608        688      79.80
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average remaining term to maturity of the mortgage loans, as of the cut-off date, is 337 months.



                         Seasoning of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Seasoning (Months)              Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
0                                    11       1,817,592.84       0.21        9.316        665      84.09
1-3                               2,827     465,959,472.84      54.07        8.707        690      77.30
4-7                               1,731     277,794,552.66      32.24        8.416        692      79.53
7                                   827     116,130,406.80      13.48        8.314        688      78.61
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average seasoning of the mortgage loans, as of the cut-off date, is 4 months.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       19
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                       Credit Score of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Credit Score                    Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
415 - 425                             1         354,639.54       0.04        7.336        415      59.81
476 - 500                             4         333,635.37       0.04       10.167        488      82.83
501 - 525                            13       1,837,187.34       0.21       10.974        513      72.46
526 - 550                            63       8,034,688.96       0.93       10.311        541      77.23
551 - 575                           181      23,181,617.23       2.69        9.958        565      79.74
576 - 600                           308      42,247,981.86       4.90        9.796        589      82.29
601 - 625                           421      58,896,897.43       6.83        9.531        614      81.80
626 - 650                           515      80,527,278.73       9.35        9.247        638      81.35
651 - 675                           641     105,054,083.57      12.19        8.994        663      81.90
676 - 700                           791     133,505,157.34      15.49        8.316        688      81.18
701 - 725                           810     141,037,589.44      16.37        8.140        712      78.59
726 - 750                           738     125,363,178.68      14.55        8.032        737      75.44
751 - 775                           550      89,758,412.43      10.42        7.899        762      72.02
776 - 800                           278      40,433,170.21       4.69        7.729        785      67.55
801 - 850                            81      10,984,079.82       1.27        7.733        814      64.23
851 - 851                             1         152,427.19       0.02        7.546        851      58.78
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average credit score of the mortgage loans, as of the cut-off date, is 690.


               Original Loan-to-Value Ratio of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
Original Loan-to-Value Ratio  Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
(%)                             Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
7.73 - 10.00                          1          27,800.35       0.00        7.906        674       7.73
10.01 - 15.00                        23       1,251,619.20       0.15        7.789        717      13.74
15.01 - 20.00                        28       1,706,169.94       0.20        7.916        727      17.91
20.01 - 25.00                        42       3,937,631.61       0.46        7.898        710      23.40
25.01 - 30.00                        53       4,883,320.48       0.57        7.934        716      27.85
30.01 - 35.00                        92      10,092,598.86       1.17        7.970        712      32.93
35.01 - 40.00                       125      16,470,481.62       1.91        7.928        714      38.56
40.01 - 45.00                       153      21,788,053.82       2.53        7.871        717      44.58
45.01 - 50.00                       185      25,367,675.68       2.94        7.988        701      48.04
50.01 - 55.00                       215      31,987,523.51       3.71        7.965        707      53.42
55.01 - 60.00                       247      40,103,543.99       4.65        8.036        695      58.13
60.01 - 65.00                       265      46,174,862.42       5.36        8.010        707      63.19
65.01 - 70.00                       327      57,817,164.14       6.71        7.984        697      68.12
70.01 - 75.00                       378      65,613,925.39       7.61        8.048        697      73.47
75.01 - 80.00                       614     101,243,365.18      11.75        8.054        697      78.56
80.01 - 85.00                       422      74,161,388.47       8.61        8.725        680      83.41
85.01 - 90.00                       498      85,494,095.56       9.92        8.876        683      88.31
90.01 - 95.00                       574      96,148,289.56      11.16        9.174        666      93.33
95.01 - 100.00                    1,154     177,432,515.36      20.59        9.350        684      99.07
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average loan-to-value ratio of the mortgage loans, as of the cut-off date, is 77.84%.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       20
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

               Combined Loan-to-Value Ratio of the Mortgage Loans

                                                                                             Weighted
                              Number                        % of       Weighted   Weighted   Average
                                of         Aggregate      Aggregate    Average    Average    Combined
Combined Loan-to-Value       Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Ratio (%)                      Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
7.73 - 10.00                          1          27,800.35          0        7.906        674       7.73
10.01 - 20.00                        49       2,720,855.94       0.32         7.86        726      15.73
20.01 - 30.00                        94       8,826,794.82       1.02         7.93        713      25.31
30.01 - 40.00                       213      25,620,561.11       2.97        7.949        713      35.63
40.01 - 50.00                       327      44,992,169.25       5.22        7.941        709      45.47
50.01 - 60.00                       461      71,814,678.13       8.33        7.994        701      55.48
60.01 - 70.00                       578     100,278,686.11      11.64        8.002        701      65.33
70.01 - 75.00                       374      66,286,165.30       7.69        8.011        698      72.84
75.01 - 80.00                       622     102,321,136.06      11.87        8.042        696      78.24
80.01 - 85.00                       413      72,431,337.81       8.41        8.722        679      83.01
85.01 - 90.00                       499      85,786,375.00       9.96        8.874        683      88.12
90.01 - 95.00                       571      96,099,663.28      11.15        9.162        667      93.11
95.01 - 100.00                    1,194     184,495,801.98      21.41        9.328        685      99.07
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average combined loan-to-value ratio of the mortgage loans, as of the cut-off date, is 78.21%.


                   Silent Second Status of the Mortgage Loans

                                                                                             Weighted
                              Number                        % of       Weighted   Weighted   Average
                                of         Aggregate      Aggregate    Average    Average    Combined
                             Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Silent Second Status           Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                              5,215     829,991,633.99      96.32        8.569        690      78.15
Has Silent Second                   181      31,710,391.15       3.68        8.368        701      79.82
------------------------------------------------------------------------------------------------------------
 Total:                           5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


                      Occupancy Type of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Occupancy Type                  Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Primary                           5,335     855,265,863.19      99.25        8.562        690      78.27
Investor                             35       3,269,560.21       0.38        8.585        703      71.71
Second Home                          26       3,166,601.74       0.37        8.469        707      68.85
------------------------------------------------------------------------------------------------------------
                                  5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       21
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                       Property Type of the Mortgage Loans

                                                                                             Weighted
                              Number                        % of       Weighted   Weighted   Average
                                of         Aggregate      Aggregate    Average    Average    Combined
                             Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Property Type                  Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Single Family                     4,949     780,718,481.56      90.60        8.568        690      78.43
Pud                                 144      29,799,921.28       3.46        8.603        688      80.66
Condo                               185      27,407,415.35       3.18        8.513        695      78.02
Two Family                          109      21,981,332.90       2.55        8.346        698      68.74
Three Family                          9       1,794,874.05       0.21        8.611        683      61.41
------------------------------------------------------------------------------------------------------------
 Total:                           5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


                       Loan Purpose of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Loan Purpose                    Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Cash-Out Refinance                5,394     861,463,164.93      99.97        8.561        690      78.20
Rate/Term Refinance                   2         238,860.21       0.03        9.341        662      92.72
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


                    Documentation Type of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Documentation Type              Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Full                              2,689     423,848,392.41      49.19        9.011        659      81.94
Alternative                       2,547     406,091,015.98      47.13        8.106        722      74.68
Model Verified Income                89      17,038,545.32       1.98        8.347        711      75.59
No Income Qualifier (CTB -
Stated Income Program for
Self-employed)                       71      14,724,071.43       1.71        8.442        702      71.02
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


                       Lien Position of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Lien Position                   Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
First Lien                        5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       22
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                      Location of the Mortgaged Properties

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Location                        Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
California                          673     158,265,325.17      18.37        8.109        701      66.02
Florida                             373      64,931,168.68       7.54        8.442        683      75.79
New York                            277      55,783,771.41       6.47        8.690        685      75.00
New Jersey                          225      52,242,680.44       6.06        8.591        689      75.81
Arizona                             251      43,241,490.08       5.02        8.473        690      75.20
Illinois                            273      38,739,829.94       4.50        8.613        692      83.34
Georgia                             219      32,314,434.01       3.75        9.396        668      90.55
Virginia                            157      26,842,195.45       3.12        8.605        677      78.19
Washington                          148      26,816,616.03       3.11        8.545        694      81.33
Wisconsin                           151      20,321,342.16       2.36        8.591        702      86.50
Oklahoma                            205      19,654,915.07       2.28        8.988        677      90.62
Pennsylvania                        157      19,324,874.43       2.24        8.517        694      82.13
Nevada                               85      19,155,644.38       2.22        8.578        692      80.17
Missouri                            161      17,964,164.66       2.08        8.785        687      85.92
Maryland                             91      16,982,362.28       1.97        8.401        689      73.24
Utah                                110      16,974,913.11       1.97        8.481        703      81.69
Minnesota                           102      15,775,336.37       1.83        8.777        705      81.48
Massachusetts                        78      14,839,860.01       1.72        8.542        703      71.04
Texas                               178      14,242,525.02       1.65        8.432        665      74.90
Michigan                            117      14,150,041.06       1.64        8.639        701      87.83
Ohio                                120      12,849,482.98       1.49        8.632        697      86.15
Colorado                             78      12,735,349.06       1.48        8.591        707      85.53
Iowa                                127      11,744,410.21       1.36        8.879        682      89.56
Oregon                               62      11,011,932.11       1.28        8.745        686      82.79
Connecticut                          65      10,190,795.48       1.18        8.550        680      78.17
Idaho                                69       9,893,740.51       1.15        8.875        679      87.67
Kansas                              100       9,883,608.19       1.15        8.658        701      90.08
Tennessee                            69       8,484,108.52       0.98        9.072        676      90.10
New Hampshire                        45       8,113,609.84       0.94        8.763        685      82.18
Hawaii                               31       7,874,718.01       0.91        7.722        728      59.61
South Carolina                       59       7,214,982.17       0.84        9.374        670      90.28
Alabama                              64       6,542,323.50       0.76        9.151        672      91.73
Louisiana                            52       6,056,718.98       0.70        9.206        660      87.07
Mississippi                          56       5,360,061.59       0.62        9.133        654      89.22
Kentucky                             44       5,275,934.75       0.61        9.175        671      89.78
Nebraska                             51       5,269,640.46       0.61        8.821        697      87.72
Delaware                             32       5,165,820.31       0.60        8.140        692      78.13
Indiana                              48       5,016,693.33       0.58        8.665        703      89.99
New Mexico                           39       4,838,344.07       0.56        9.059        686      81.24
Arkansas                             43       4,813,544.62       0.56        9.056        693      90.36
Alaska                               25       4,721,545.91       0.55        8.454        705      84.81
North Carolina                       31       3,286,361.65       0.38        8.860        677      83.58
Vermont                              12       1,718,411.28       0.20        8.483        694      80.23
Rhode Island                          8       1,336,004.78       0.16        7.998        698      71.76
South Dakota                         11       1,190,891.58       0.14        8.490        724      92.05
Wyoming                               5         791,244.53       0.09        8.725        717      97.99
Maine                                 9         773,211.55       0.09        8.108        677      65.38
West Virginia                         6         631,367.26       0.07        8.430        687      65.88
Montana                               2         201,719.58       0.02        8.675        681      58.92
North Dakota                          2         151,958.57       0.02        8.657        676      95.03
------------------------------------------------------------------------------------------------------------
 Total:                           5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       23
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2


                   Debt-to-Income Ratio of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Debt-to-Income Ratio (%)        Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
0.10 - 10.00                         14       1,133,247.86       0.13        8.388        723      63.59
10.01 - 20.00                       234      22,490,876.96       2.61        8.080        717      66.29
20.01 - 30.00                       926     114,709,741.33      13.31        8.318        707      74.35
30.01 - 40.00                     1,374     206,057,139.25      23.91        8.491        694      76.84
40.01 - 50.00                     1,320     224,389,038.11      26.04        8.593        687      79.51
50.01 - 60.00                     1,348     253,629,060.81      29.43        8.723        681      80.79
60.01 - 69.55                       180      39,292,920.82       4.56        8.694        684      79.75
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the cut-off date, is 43.15%.


                    Interest Only Term of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Interest Only Term              Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                              5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


                  Historical Delinquency of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Historical Delinquency          Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
0 x 30 Days Delinquent            5,343     853,830,525.49      99.09        8.561        690      78.21
1 x 30 Days Delinquent               23       3,410,794.87       0.40        8.569        667      73.50
2 x 30 Days Delinquent                7         949,044.25       0.11        9.278        612      89.94
3 x 30 Days Delinquent                2         162,377.22       0.02        8.699        678      76.03
4 x 30 Days Delinquent                2         184,262.35       0.02        9.576        619      90.77
5 x 30 Days Delinquent                1          64,668.28       0.01        8.832        644      84.20
1 x 60 Days Delinquent                3         336,891.71       0.04        9.265        588      74.82
1 x 90 Days Delinquent                9       1,532,764.30       0.18        8.490        683      79.73
2 x 90 Days Delinquent                6       1,230,696.67       0.14        7.888        711      77.96
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       24
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                      Appraisal Type of the Mortgage Loans

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Appraisal Type                  Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Full Appraisal                    4,418     725,921,705.92      84.24        8.662        686      80.52
Automated Valuation Model           730     104,993,731.39      12.18        7.914        715      60.76
Exterior Inspection Only            213      26,752,350.09       3.10        8.363        712      84.19
Appraisal from Prior Loan            15       2,613,500.79       0.30        8.894        681      80.91
Field Review                         19       1,370,349.08       0.16        8.425        646      70.01
Broker Price Opinion                  1          50,387.87       0.01        6.108        812      56.34
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


             Rate Reduction Program Status of the Mortgage Loans (1)

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Rate Reduction Program Status   Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                              3,147     523,131,630.48      60.71        8.053        729      76.15
50bp Reduction                    1,541     243,676,539.48      28.28        9.160        649      81.69
100bp Reduction                     708      94,893,855.18      11.01        9.828        583      80.61
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.


             Equity Builder Program Status of the Mortgage Loans (1)

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
                              Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Equity Builder Program Status   Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Equity Builder Program            5,203     834,903,006.92      96.89        8.546        691      78.34
None                                193      26,799,018.22       3.11        9.039        672      74.13
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the cut-off date, are permitted to enroll at any point in the future.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       25
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                     Payment Frequency of the Mortgage Loans

                                                                                             Weighted
                              Number                        % of       Weighted   Weighted   Average
                                of         Aggregate      Aggregate    Average    Average    Combined
                             Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
Payment Frequency              Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
Bi-Weekly                         4,441     709,866,700.79      82.38        8.530        693      78.08
Monthly                             578      88,497,958.20      10.27        8.728        677      76.61
Semi-Monthly                        377      63,337,366.15       7.35        8.678        682      81.87
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


               Prepayment Penalty Terms of the Mortgage Loans (1)

                                                                                              Weighted
                               Number                        % of       Weighted   Weighted   Average
                                 of         Aggregate      Aggregate    Average    Average    Combined
Prepayment Penalty Term       Mortgage  Principal Balance  Principal    Mortgage   Credit     Loan-to-Value
(Months)                        Loans          ($)          Balance     Rate (%)   Score      Ratio (%)
------------------------------------------------------------------------------------------------------------
None                                988     154,897,823.28      17.98        8.834        684      79.84
24                                    1         239,782.08       0.03        7.490        745      64.47
36                                4,407     706,564,419.78      82.00        8.502        692      77.85
------------------------------------------------------------------------------------------------------------
Total:                            5,396     861,702,025.14     100.00        8.561        690      78.21
------------------------------------------------------------------------------------------------------------


(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.


--------------------------------------------------------------------------------
          This page must be accompanied by a disclaimer. If you did not       26
            receive such a disclaimer, please contact your Citigroup
               Global Markets Inc. Financial Advisor immediately.

CRMSI 2006-2

                    ----------------------------------------
                             Rating Agency Contacts
                    ----------------------------------------
                    Standard & Poor's
                    -----------------
                    Rani Manasseh             (212) 438-1130

                    Moody's
                    -------
                    Greg Gemson               (212) 553-2974
                    ----------------------------------------